EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-91570 and No. 333-61874) and the Registration Statements on Form S-8 (No. 333-100843, No. 333-83506, No. 333-60156, No. 333-49032, 333-42844, 333-34502 and No. 333-110743) of Chordiant Software, Inc. of our report dated January 28, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/    PricewaterhouseCoopers LLP

San Jose, California

March 26, 2004